EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13(d)-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of the attached statement on Schedule 13D and to all amendments to such statement.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of October 15, 2007

CISCO SYSTEMS INTERNATIONAL B.V.

By:	/s/ Fritz Meijaard
Fritz Meijaard
Managing Director

CISCO SYSTEMS NETHERLANDS HOLDINGS B.V.

By:	/s/ Fritz Meijaard
Fritz Meijaard
Managing Director

CISCO SYSTEMS LUXEMBOURG S.A.R.L.

By:	/s/ Evan Sloves
Evan Sloves
Manager

CISCO SYSTEMS LUXEMBOURG INTERNATIONAL S.A.R.L.

By:	/s/ Evan Sloves
Evan Sloves
Manager

CISCO SYSTEMS INTERNATIONAL S.A.R.L.

By:	/s/ Catherine Littrell
Catherine Littrell
Manager

CISCO SYSTEMS (BERMUDA) LIMITED

By:	/s/ Catherine Littrell
Catherine Littrell
President and Director

CISCO SYSTEMS INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Catherine Littrell
Catherine Littrell
President and Director

CISCO TECHNOLOGY, INC.

By:	/s/ Dennis D. Powell
Dennis D. Powell
Chief Financial Officer and Treasurer

CISCO SYSTEMS, INC.

By:	/s/ Dennis D. Powell
Dennis D. Powell
Executive Vice President, Chief Financial Officer